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                                                                    EXHIBIT 23.4

                          [MORGAN STANLEY LETTERHEAD]

                                 March 15, 2000

AMFM Inc.
1845 Woodall Rodgers Freeway, Suite 1300
Dallas, TX 75201

Dear Sirs and Mesdames:

     We hereby consent to the inclusion in the Registration Statement on Form S-4, dated March 15, 2000, relating to the proposed merger of CCU Merger Sub, Inc., a wholly owned subsidiary of Clear Channel Communications, Inc., with and into AMFM Inc., of our opinion letter appearing as Annex E to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED

                                            By: /s/ WILLIAM J. DOTSON, JR.
                                              ----------------------------------
                                                    William J. Dotson, Jr.
                                                        Vice President